UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2019

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35512	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMPY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced on August 6, 2019, Amplify Energy Corp. (f/k/a Midstates Petroleum Company, Inc.) (the “Company”), completed its business combination (the “Merger”) with Amplify Energy Holdings, LLC (f/k/a Amplify Energy Corp.) (“Legacy Amplify”) in accordance with the terms of that certain Agreement and Plan of Merger, dated as of May 5, 2019, by and among the Company, Legacy Amplify and Midstates Holdings, Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company.

In connection with the Company’s planned filing of a Registration Statement on Form S-3, the Company is now filing, as Exhibit 99.1 to this Current Report on Form 8-K, updated unaudited pro forma condensed combined financial statements for the six months ended June 30, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 gives effect to the Merger as if the Merger had been completed on June 30, 2019. The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2018 and the six months ended June 30, 2019 gives effect to the Merger as if the Merger had been completed on January 1, 2018.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	The unaudited pro forma condensed combined balance sheet as of June 30, 2019 and pro forma condensed combined statement of earnings for the year ended December 31, 2018 and the six months ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2019	AMPLIFY ENERGY CORP.

	By:	/s/ Martyn Willsher
Name: Martyn Willsher
Title: Senior Vice President and Chief Financial Officer